EXHIBIT 99.1
3Q 2023 Earnings Release

FOR IMMEDIATE RELEASE	October 27, 2023

ExxonMobil Announces Third-Quarter 2023 Results
•Generated strong third-quarter earnings of $9.1 billion, or $2.25 per share, reflecting reliable operating performance of an advantaged portfolio
•Produced $16.0 billion of operating cash flow and increased cash balance by $3.4 billion
•Delivered the best-ever third-quarter global refinery throughput1 at 4.2 million barrels per day
•Returned $8.1 billion to shareholders in the quarter and increased fourth-quarter dividend to $0.95 per share
•Announced agreement to merge with Pioneer Natural Resources, a combination that will increase U.S. Permian production, enhance energy security and accelerate Pioneer's path to net zero

Results Summary

3Q23	2Q23	Change vs 2Q23	3Q22	Change vs 3Q22	Dollars in millions (except per share data)	YTD 2023	YTD 2022	Change vs YTD 2022
9,070	7,880	+1,190	19,660	-10,590	Earnings (U.S. GAAP)	28,380	42,990	-14,610
9,117	7,874	+1,243	18,682	-9,565	Earnings Excluding Identified Items (non-GAAP)	28,609	45,066	-16,457

2.25	1.94	+0.31	4.68	-2.43	Earnings Per Common Share ²	6.98	10.17	-3.19
2.27	1.94	+0.33	4.45	-2.18	Earnings Excl. Identified Items Per Common Share ²	7.04	10.66	-3.62

6,022	6,166	-144	5,728	+294	Capital and Exploration Expenditures	18,568	15,241	+3,327

SPRING, Texas – October 27, 2023 – Exxon Mobil Corporation today announced third-quarter 2023 earnings of $9.1 billion, or $2.25 per share assuming dilution. Cash flow from operations was $16.0 billion, up $6.6 billion versus the second quarter. In line with plans, capital and exploration expenditures were $6.0 billion in the third quarter, bringing year-to-date 2023 expenditures to $18.6 billion. Full-year capital and exploration expenditures are expected to be at the top end of the guidance of $23 billion to $25 billion as the company pursues value accretive opportunities.

“We delivered another quarter of strong operational performance, earnings and cash flows, adding nearly 80,000 net oil-equivalent barrels per day to support global supply3,” said Darren Woods, chairman and chief executive officer. “The organization's relentless focus on safety, environment and value is paying off – driving record refining throughputs, delivering big projects at first-quintile cost and schedule, and exceeding planned structural cost savings while reducing emissions intensity and the impact on the environment.

“The two transactions we've announced further underscore our ongoing commitment to the 'and' equation by continuing to meet the world's needs for energy and essential products while reducing emissions. Pioneer will help us grow supply to meet the world's energy needs with lower carbon intensity while Denbury improves our competitive position to economically reduce emissions in hard-to-decarbonize industries. Our disciplined operational and financial performance, combined with these strategic transactions, will strengthen our portfolio and position us to deliver profitable growth and attractive returns for many years to come.”

1    Highest third-quarter global refinery throughput (2000-2023) since Exxon and Mobil merger in 1999, based on current refinery circuit.
2    Assuming dilution.
3    Compared to third-quarter 2022; Excludes impacts from divestments, entitlements, and government-mandated curtailments.

2Q23 to 3Q23 Factor Analysis
Third-Quarter 2023 Financial Highlights
•Earnings were $9.1 billion compared with second-quarter earnings of $7.9 billion. Results improved with strong operating performance, including record third-quarter refining throughput1 as well as a higher crude price and industry refining margin environment. These factors were partly offset by weaker chemical margins, unfavorable derivative mark-to-market impacts and trading timing effects that are expected to unwind over time.
•The company achieved $9.0 billion of cumulative structural cost savings versus 2019, ahead of schedule, with further savings expected by year-end.
•Strong earnings drove cash flow from operations of $16.0 billion and free cash flow of $11.7 billion, an increase of $6.6 billion and $6.7 billion respectively versus the second quarter. Third-quarter shareholder distributions of $8.1 billion included $3.7 billion of dividends and $4.4 billion of share repurchases. Year-to-date share repurchases were $13.1 billion, consistent with the company's plan to repurchase $17.5 billion of shares in 2023.
•The Corporation declared a fourth-quarter dividend of $0.95 per share, payable on Dec. 11, 2023, to shareholders of record of Common Stock at the close of business on Nov. 15, 2023. The company has increased its annual dividend for 41 consecutive years, including this increase of $0.04 per share, or 4 percent.
•The debt-to-capital ratio remained at 17% and the net-debt-to-capital ratio was 4%, reflecting a period-end cash balance of $33.0 billion.
•The company continued to strengthen its portfolio with the closing of the Thailand refinery divestment in the third quarter. Total asset sales and divestments generated $0.9 billion of cash proceeds, bringing the year-to-date total to $3.1 billion.

1    Highest third-quarter global refinery throughput (2000-2023) since Exxon and Mobil merger in 1999, based on current refinery circuit.

ADVANCING CLIMATE SOLUTIONS

Progress Toward Net Zero
•ExxonMobil has industry-leading plans to achieve net zero Scope 1 and 2 greenhouse gas emissions from its Permian unconventional operations by 2030. As part of the announced Pioneer merger, ExxonMobil plans to accelerate Pioneer’s net-zero Permian ambition to 2035 from 2050. In addition, using a combination of technology, operating capabilities, infrastructure, recycling, and water sharing, the company expects to increase the amount of water sourced from oil and gas production used in its Permian fracturing operations to more than 90% by 2030.

Carbon Capture and Storage
•In July, the company entered into a definitive agreement to acquire Denbury Inc. The planned acquisition will provide ExxonMobil with one of the largest owned and operated carbon dioxide (CO2) pipeline networks in the United States. The combination will further expand ExxonMobil's ability to provide large-scale emission-reduction services to industrial customers. Denbury scheduled a shareholder vote for October 31, 2023, with the transaction expected to close in early November. The acquisition is an all-stock transaction valued at $4.9 billion, and the expected number of shares issuable in connection with the transaction is approximately 45 million.

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EARNINGS AND VOLUME SUMMARY BY SEGMENT

Upstream
3Q23	2Q23	3Q22	Dollars in millions (unless otherwise noted)	YTD 2023	YTD 2022
			Earnings/(Loss) (U.S. GAAP)
1,566	920	3,110	United States	4,118	9,235
4,559	3,657	9,309	Non-U.S.	13,041	19,043
6,125	4,577	12,419	Worldwide	17,159	28,278

			Earnings/(Loss) Excluding Identified Items (non-GAAP)
1,566	920	3,110	United States	4,118	8,936
4,573	3,669	8,731	Non-U.S.	13,225	21,720
6,139	4,589	11,841	Worldwide	17,343	30,656

3,688	3,608	3,716	Production (koebd)	3,709	3,708
•Upstream third-quarter earnings were $6.1 billion, an increase of $1.5 billion from the second quarter, driven by higher crude prices, lower scheduled maintenance, and favorable tax impacts. Identified items unfavorably impacted earnings by $14 million in the quarter.
•Compared to the same quarter last year, earnings decreased $6.3 billion. Excluding identified items, earnings declined $5.7 billion, driven by a nearly 60% decrease in natural gas realizations and a 14% decrease in crude realizations. Excluding the impacts from divestments, entitlements, and government-mandated curtailments, net production grew about 80,000 oil-equivalent barrels per day, driven by the Permian and Guyana.
•Year-to-date earnings were $17.2 billion, a decrease of $11.1 billion versus the first nine months of 2022. The prior-year period was impacted by net negative identified items totaling $2.4 billion, including an identified item associated with the Sakhalin-1 expropriation. Excluding identified items, earnings declined $13.3 billion. Higher production from advantaged projects in Guyana and the Permian provided a partial offset to lower crude and natural gas realizations. Year-to-date production was 3.7 million oil-equivalent barrels per day. The portfolio mix continued to improve with liquid production growth from Guyana and the Permian, offsetting lower natural gas production from divestments.
•In October, ExxonMobil announced an agreement to merge with Pioneer Natural Resources in a $59.5 billion all-stock transaction. The combination is expected to generate double-digit returns by recovering more resources, more efficiently, while accelerating emissions reductions1.

1    Expected to leverage Permian GHG reduction plans to accelerate Pioneer's net-zero emissions plan to 2035 from 2050; plan to lower both companies' Permian methane emissions through new technology application.

Energy Products
3Q23	2Q23	3Q22	Dollars in millions (unless otherwise noted)	YTD 2023	YTD 2022
			Earnings/(Loss) (U.S. GAAP)
1,356	1,528	3,008	United States	4,794	6,152
1,086	782	2,811	Non-U.S.	4,141	4,744
2,442	2,310	5,819	Worldwide	8,935	10,896

			Earnings/(Loss) Excluding Identified Items (non-GAAP)
1,356	1,528	3,008	United States	4,794	6,152
1,119	764	2,811	Non-U.S.	4,186	4,744
2,475	2,292	5,819	Worldwide	8,980	10,896

5,551	5,658	5,537	Energy Products Sales (kbd)	5,496	5,321
•Energy Products third-quarter earnings were $2.4 billion, up $0.1 billion sequentially due to improved industry refining margins and strong reliability with record throughput. These factors were partly offset by negative trading-related impacts from rising prices including unfavorable derivative mark-to-market impacts and other timing effects that were largely non-cash and are expected to unwind over time.
•Compared to the same quarter last year, earnings decreased $3.4 billion on weaker industry refining margins and unfavorable foreign exchange impacts. In addition, earnings were lower from trading-related impacts including negative derivative mark-to-market and other timing effects that were largely non-cash, which were impacted by rising prices in the quarter compared to declining prices in the third quarter of last year.
•Year-to-date earnings were $8.9 billion, a decrease of $2.0 billion versus the same period last year. Declining industry refining margins and higher planned maintenance expenses were partly offset by higher sales volumes, mainly from the start-up of the Beaumont refinery expansion. Unfavorable derivative mark-to-market impacts were offset by favorable other timing effects, mostly of a non-cash nature.

Chemical Products
3Q23	2Q23	3Q22	Dollars in millions (unless otherwise noted)	YTD 2023	YTD 2022
			Earnings/(Loss) (U.S. GAAP)
338	486	635	United States	1,148	2,030
(89)	342	177	Non-U.S.	300	1,263
249	828	812	Worldwide	1,448	3,293

			Earnings/(Loss) Excluding Identified Items (non-GAAP)
338	486	635	United States	1,148	2,030
(89)	342	177	Non-U.S.	300	1,263
249	828	812	Worldwide	1,448	3,293

5,108	4,849	4,680	Chemical Products Sales (kt)	14,606	14,509
•Chemical Products third-quarter earnings were $249 million, down from $828 million in the second quarter. Industry margins compressed from higher feedstock costs and lower price realizations as industry supply outpaced rising demand. Improved volume/mix effects from growth in performance chemicals partially offset weaker margins.
•Compared to the same quarter last year, earnings decreased $563 million on weaker industry margins.
•Year-to-date earnings were $1.4 billion compared to $3.3 billion in the first nine months of 2022, driven by weaker industry margins, lower sales volumes reflecting softer demand, and higher planned maintenance.
•The Baytown chemical expansion project started up in the third quarter, adding 750 Kta of performance chemicals production capacity and marks the company's entry into the linear alpha olefins market.

Specialty Products
3Q23	2Q23	3Q22	Dollars in millions (unless otherwise noted)	YTD 2023	YTD 2022
			Earnings/(Loss) (U.S. GAAP)
326	373	306	United States	1,150	784
293	298	456	Non-U.S.	914	871
619	671	762	Worldwide	2,064	1,655

			Earnings/(Loss) Excluding Identified Items (non-GAAP)
326	373	306	United States	1,150	784
293	298	456	Non-U.S.	914	871
619	671	762	Worldwide	2,064	1,655

1,912	1,905	1,917	Specialty Products Sales (kt)	5,758	6,024
•Specialty Products third-quarter earnings were $619 million, compared to $671 million in the second quarter, consistently delivering strong earnings from our portfolio of high-value products. Revenue management activities leveraging the company's leading brand and market position, and lower expenses were more than offset by weaker basestock margins from rising feed costs.
•Compared to the same quarter last year, earnings decreased by $143 million. Improved reliability and stronger finished lubes margins were more than offset by weaker basestock margins.
•Year-to-date earnings were $2.1 billion, an increase of $409 million versus the first nine months of 2022. Improved finished lubes margins from lower feed costs were partially offset by lower specialty products sales volumes due to weaker demand.

Corporate and Financing
3Q23	2Q23	3Q22	Dollars in millions (unless otherwise noted)	YTD 2023	YTD 2022
(365)	(506)	(152)	Earnings/(Loss) (U.S. GAAP)	(1,226)	(1,132)
(365)	(506)	(552)	Earnings/(Loss) Excluding Identified Items (non-GAAP)	(1,226)	(1,434)
•Corporate and Financing third-quarter net charges of $365 million decreased $141 million versus the second quarter, driven by lower financing costs.
•Compared to the same quarter last year, net charges increased $213 million. Excluding prior-year favorable identified items of $400 million related to tax and other reserve adjustments, net charges decreased $187 million from lower financing costs.
•Year-to-date charges of $1.2 billion increased $94 million from last year. Excluding identified items, net charges decreased $208 million from lower financing costs.

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CASH FLOW FROM OPERATIONS AND ASSET SALES EXCLUDING WORKING CAPITAL

3Q23	2Q23	3Q22	Dollars in millions (unless otherwise noted)	YTD 2023	YTD 2022
9,346	8,153	20,198	Net income/(loss) including noncontrolling interests	29,342	44,522
4,415	4,242	5,642	Depreciation and depletion (includes impairments)	12,901	18,976
1,821	(3,583)	1,667	Changes in operational working capital, excluding cash and debt	(2,064)	6
381	571	(3,082)	Other	1,508	(4,328)
15,963	9,383	24,425	Cash Flow from Operating Activities (U.S. GAAP)	41,687	59,176

917	1,287	2,682	Proceeds from asset sales and returns of investments	3,058	3,914
16,880	10,670	27,107	Cash Flow from Operations and Asset Sales (non-GAAP)	44,745	63,090

(1,821)	3,583	(1,667)	Less: Changes in operational working capital, excluding cash and debt	2,064	(6)
15,059	14,253	25,440	Cash Flow from Operations and Asset Sales excluding Working Capital (non-GAAP)	46,809	63,084

FREE CASH FLOW

3Q23	2Q23	3Q22	Dollars in millions (unless otherwise noted)	YTD 2023	YTD 2022
15,963	9,383	24,425	Cash Flow from Operating Activities (U.S. GAAP)	41,687	59,176
(4,920)	(5,359)	(4,876)	Additions to property, plant and equipment	(15,691)	(12,624)
(307)	(389)	(272)	Additional investments and advances	(1,141)	(915)
31	105	88	Other investing activities including collection of advances	214	238
917	1,287	2,682	Proceeds from asset sales and returns of investments	3,058	3,914
11,684	5,027	22,047	Free Cash Flow (non-GAAP)	28,127	49,789

CALCULATION OF STRUCTURAL COST SAVINGS

Dollars in billions (unless otherwise noted)	Twelve Months Ended December 31,		Nine Months Ended September 30,
	2019	2022	2022	2023
Components of Operating Costs
From ExxonMobil’s Consolidated Statement of Income (U.S. GAAP)
Production and manufacturing expenses	36.8	42.6	32.2	27.0
Selling, general and administrative expenses	11.4	10.1	7.3	7.3
Depreciation and depletion (includes impairments)	19.0	24.0	19.0	12.9
Exploration expenses, including dry holes	1.3	1.0	0.7	0.6
Non-service pension and postretirement benefit expense	1.2	0.5	0.4	0.5
Subtotal	69.7	78.2	59.5	48.3
ExxonMobil’s share of equity company expenses (non-GAAP)	9.1	13.0	9.0	7.4
Total Adjusted Operating Costs (non-GAAP)	78.8	91.2	68.5	55.7

Total Adjusted Operating Costs (non-GAAP)	78.8	91.2	68.5	55.7
Less:
Depreciation and depletion (includes impairments)	19.0	24.0	19.0	12.9
Non-service pension and postretirement benefit expense	1.2	0.5	0.4	0.5
Other adjustments (includes equity company depreciation and depletion)	3.6	3.5	2.3	2.3
Total Cash Operating Expenses (Cash Opex) (non-GAAP)	55.0	63.2	46.8	40.0

Energy and production taxes (non-GAAP)	11.0	23.8	17.7	11.0
Total Cash Operating Expenses (Cash Opex) excluding Energy and Production Taxes (non-GAAP)	44.0	39.4	29.1	29.0

		Change vs 2019		Change vs 2022	Estimated Cumulative vs 2019
Total Cash Operating Expenses (Cash Opex) excluding Energy and Production Taxes (non-GAAP)		-4.6		-0.1

Market		+2.7		+0.7
Activity/Other		+0.1		+0.8
Structural Savings		-7.4		-1.6	-9.0

This press release also references structural cost savings. Structural cost savings describe decreases in cash opex excluding energy and production taxes as a result of operational efficiencies, workforce reductions, and other cost-saving measures that are expected to be sustainable compared to 2019 levels. Relative to 2019, estimated cumulative structural cost savings totaled $9.0 billion, which included an additional $1.6 billion in the first nine months of 2023. The total change between periods in expenses above will reflect both structural cost savings and other changes in spend, including market factors, such as inflation and foreign exchange impacts, as well as changes in activity levels and costs associated with new operations. Estimates of cumulative annual structural savings may be revised depending on whether cost reductions realized in prior periods are determined to be sustainable compared to 2019 levels. Structural cost savings are stewarded internally to support management's oversight of spending over time. This measure is useful for investors to understand the Corporation's efforts to optimize spending through disciplined expense management.

ExxonMobil will discuss financial and operating results and other matters during a webcast at 7:30 a.m. Central Time on October 27, 2023. To listen to the event or access an archived replay, please visit www.exxonmobil.com.

Important Information about the Pioneer Transaction and the Denbury Transaction and Where to Find It
In connection with the proposed transaction between Exxon Mobil Corporation (“ExxonMobil”) and Pioneer Natural Resources Company (“Pioneer”) (the “Pioneer Transaction”), ExxonMobil and Pioneer will file relevant materials with the Securities and Exchange Commission (the “SEC”), including a registration statement on Form S-4 filed by ExxonMobil that will include a proxy statement of Pioneer that also constitutes a prospectus of ExxonMobil. A definitive proxy statement/prospectus will be mailed to stockholders of Pioneer.

In connection with the proposed transaction between ExxonMobil and Denbury Inc. (“Denbury”) (the “Denbury Transaction”), ExxonMobil and Denbury have filed and will file relevant materials with the SEC. On August 29, 2023, ExxonMobil filed with the SEC a registration statement on Form S-4, as amended (No. 333-274252) to register the shares of ExxonMobil common stock to be issued in connection with the Denbury Transaction. The registration statement, which was declared effective by the SEC on September 29, 2023, includes a definitive proxy statement of Denbury that also constitutes a prospectus of ExxonMobil. Such definitive proxy statement/prospectus was mailed to the stockholders of Denbury on September 29, 2023.

This communication is not a substitute for the registration statement, proxy statement or prospectus or any other document that ExxonMobil, Pioneer or Denbury (as applicable) has filed or may file with the SEC in connection with the Pioneer Transaction or the Denbury Transaction (as applicable).

BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS AND SECURITY HOLDERS OF EXXONMOBIL, PIONEER AND DENBURY ARE URGED TO READ THE APPLICABLE REGISTRATION STATEMENT, THE APPLICABLE PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS (AS APPLICABLE), CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PIONEER TRANSACTION OR THE DENBURY TRANSACTION (AS APPLICABLE) AND RELATED MATTERS.

Investors and security holders may obtain free copies of the applicable registration statement and the proxy statement/prospectus (in the case of the Pioneer Transaction, when they become available), as well as other filings containing important information about ExxonMobil, Pioneer or Denbury, without charge at the SEC’s Internet website (http://www.sec.gov). Copies of the documents filed with the SEC by ExxonMobil are and will be available free of charge under the tab “SEC Filings” on the “Investors” page of ExxonMobil’s internet website at www.exxonmobil.com or by contacting ExxonMobil’s Investor Relations Department at investor.relations@exxonmobil.com. Copies of the documents filed with the SEC by Pioneer are and will be available free of charge on Pioneer’s internet website at https://investors.pxd.com/investors/financials/sec-filings/. Copies of the documents filed with the SEC by Denbury are and will be available free of charge on Denbury’s internet website at https://investors.denbury.com/investors/financial-information/sec-filings/ or by directing a request to Denbury Inc., ATTN: Investor Relations, 5851 Legacy Circle, Suite 1200, Plano, TX 75024, Tel. No. (972) 673-2000 or by contacting Denbury’s Investor Relations Department at IR@denbury.com. The information included on, or accessible through, ExxonMobil’s, Pioneer’s or Denbury’s website is not incorporated by reference into this communication.
Participants in the Solicitation
ExxonMobil, Pioneer, Denbury, their respective directors and certain of their respective executive officers may be deemed to be participants in the solicitation of proxies in respect of the Pioneer Transaction or the Denbury Transaction (as applicable). Information about the directors and executive officers of Pioneer is set forth in its proxy statement for its 2023 annual meeting of stockholders, which was filed with the SEC on April 13, 2023, in its Form 10-K for the year ended December 31, 2022, which was filed with the SEC on February 23, 2023, in its Form 8-K filed on May 30, 2023, in its Form 8-K filed on April 26, 2023 and in its Form 8-K filed on February 13, 2023. Information about the directors and executive officers of Denbury is set forth in its proxy statement for its 2023 annual meeting of stockholders, which was filed with the SEC on April 18, 2023, and in its Form 10-K for the year ended December 31, 2022, which was filed with the SEC on February 23, 2023. Information about the directors and executive officers of ExxonMobil is set forth in its proxy statement for its 2023 annual meeting of stockholders, which was filed with the SEC on April 13, 2023, in its Form 10-K for the year ended December 31, 2022, which was filed with the SEC on February 22, 2023, in its Form 8-K filed on June 6, 2023 and in its Form 8-K filed on February 24, 2023. Additional information regarding the participants in the proxy solicitations and a description of their direct or indirect interests, by security holdings or otherwise, is (or, in the case of the Pioneer Transaction, will be) contained in the applicable proxy statement/prospectus and will be contained in other relevant materials filed with the SEC when they become available.
No Offer or Solicitation
This communication is for informational purposes and is not intended to, and shall not, constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any offer, solicitation or sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

Cautionary Statement
Statements related to outlooks; projections; descriptions of strategic, operating, and financial plans and objectives; statements of future ambitions and plans; and other statements of future events or conditions in this release, are forward-looking statements. Similarly, discussion of future carbon capture, transportation and storage, as well as biofuel, hydrogen and other plans to reduce emissions of ExxonMobil, its affiliates or companies it is seeking to acquire, are dependent on future market factors, such as continued technological progress, policy support and timely rule-making and permitting, and represent forward-looking statements. Actual future results, including financial and operating performance; total capital expenditures and mix, including allocations of capital to low carbon solutions; structural earnings improvement and structural cost reductions and efficiency gains, including the ability to offset inflationary pressure; plans to reduce future emissions and emissions intensity; ambitions to reach Scope 1 and Scope 2 net zero from operated assets by 2050, plans to reach net zero Scope 1 and 2 emissions in Upstream Permian Basin unconventional operated assets by 2030 and by 2035 for Pioneer assets, eliminating routine flaring in-line with World Bank Zero Routine Flaring, reaching near-zero methane emissions from its operations, meeting ExxonMobil’s emission reduction goals and plans, divestment and start-up plans, and associated project plans as well as technology efforts; timing and outcome of projects related to the capture, transportation and storage of CO2, including completion of the Denbury acquisition, and biofuel production; changes in law, taxes, or regulation including environmental and tax regulations, trade sanctions, and timely granting of governmental permits and certifications; timing and outcome of hydrogen projects; cash flow, dividends and shareholder returns, including the timing and amounts of share repurchases; future debt levels and credit ratings; business and project plans, timing, costs, capacities and returns; and resource recoveries and production rates, could differ materially due to a number of factors. These include global or regional changes in the supply and demand for oil, natural gas, petrochemicals, and feedstocks and other market factors, economic conditions and seasonal fluctuations that impact prices and differentials for our products; government policies supporting lower carbon investment opportunities such as the U.S. Inflation Reduction Act or policies limiting the attractiveness of future investment such as the additional European taxes on the energy sector; variable impacts of trading activities on our margins and results each quarter; actions of competitors and commercial counterparties; the outcome of commercial negotiations, including final agreed terms and conditions; the ability to access debt markets; the ultimate impacts of public health crises, including the effects of government responses on people and economies; reservoir performance, including variability and timing factors applicable to unconventional resources; the level and outcome of exploration projects and decisions to invest in future reserves; timely completion of development and other construction projects; final management approval of future projects and any changes in the scope, terms, or costs of such projects as approved; government regulation of our growth opportunities; war, civil unrest, attacks against the company or industry and other political or security disturbances; expropriations, seizure, or capacity, insurance or shipping limitations by foreign governments or laws; opportunities for potential acquisitions, investments or divestments and satisfaction of applicable conditions to closing, including timely regulatory approvals; the capture of efficiencies within and between business lines and the ability to maintain near-term cost reductions as ongoing efficiencies; unforeseen technical or operating difficulties and unplanned maintenance; the development and competitiveness of alternative energy and emission reduction technologies; the results of research programs and the ability to bring new technologies to commercial scale on a cost-competitive basis; and other factors discussed under Item 1A. Risk Factors of ExxonMobil’s 2022 Form 10-K.
Actions needed to advance ExxonMobil’s 2030 greenhouse gas emission-reductions plans are incorporated into its medium-term business plans, which are updated annually. Actions needed to advance ExxonMobil's 2035 greenhouse gas emissions-reduction plans for Pioneer assets will be incorporated in its medium-term business plans in the normal course following closing. The reference case for planning beyond 2030 is based on the Company’s Energy Outlook research and publication. The Outlook is reflective of the existing global policy environment. The Energy Outlook does not attempt to project the degree of required future policy and technology advancement and deployment for the world, or ExxonMobil, to meet net zero by 2050. As future policies and technology advancements emerge, they will be incorporated into the Outlook, and the Company’s business plans will be updated accordingly.
Forward-looking and other statements regarding environmental and other sustainability efforts and aspirations are not an indication that these statements are material to investors or requiring disclosure in our filing with the SEC. In addition, historical, current, and forward-looking environmental and other sustainability-related statements may be based on standards for measuring progress that are still developing, internal controls and processes that continue to evolve, and assumptions that are subject to change in the future, including future rule-making. The release is provided under consistent SEC disclosure requirements and should not be misinterpreted as applying to any other disclosure standards.
Frequently Used Terms and Non-GAAP Measures
This press release includes cash flow from operations and asset sales (non-GAAP). Because of the regular nature of our asset management and divestment program, the company believes it is useful for investors to consider proceeds associated with the sales of subsidiaries, property, plant and equipment, and sales and returns of investments together with cash provided by operating activities when evaluating cash available for investment in the business and financing activities. A reconciliation to net cash provided by operating activities for the 2022 and 2023 periods is shown on page 7.
This press release also includes cash flow from operations excluding working capital (non-GAAP), and cash flow from operations and asset sales excluding working capital (non-GAAP). The company believes it is useful for investors to consider these numbers in comparing the underlying performance of the company's business across periods when there are significant period-to-period differences in the amount of changes in working capital. A reconciliation to net cash provided by operating activities for the 2022 and 2023 periods is shown on page 7.
This press release also includes earnings/(loss) excluding Identified Items (non-GAAP), which are earnings/(loss) excluding individually significant non-operational events with, typically, an absolute corporate total earnings impact of at least $250 million in a given quarter. The earnings/(loss) impact of an identified item for an individual segment may be less than $250 million when the item impacts several periods or several segments. Earnings/(loss) excluding Identified Items does include non-operational earnings events or impacts that are generally below the $250 million threshold utilized for identified items. When the effect of these events is significant in aggregate, it is indicated in analysis of period results as part of quarterly earnings press release and teleconference materials. Management uses these figures to improve comparability of the underlying business across multiple periods by isolating and removing significant non-operational events from business results. The Corporation believes this view provides investors increased transparency into business results and trends and provides investors with a view of the business as seen through the eyes of management. Earnings excluding Identified Items is not meant to be viewed in isolation or as a substitute for net income/(loss) attributable to ExxonMobil as prepared in accordance with U.S. GAAP. A reconciliation to earnings is shown for 2023 and 2022 periods in Attachments II-a and II-b. Corresponding per share amounts are shown on page 1 and in Attachment II-a, including a reconciliation to earnings/(loss) per common share – assuming dilution (U.S. GAAP).
This press release also includes total taxes including sales-based taxes. This is a broader indicator of the total tax burden on the Corporation’s products and earnings, including certain sales and value-added taxes imposed on and concurrent with revenue-producing transactions with customers and collected on behalf of governmental authorities (“sales-based taxes”). It combines “Income taxes” and “Total other taxes and duties” with sales-based taxes, which are reported net in the income statement. The company believes it is useful for the Corporation and its investors to understand the total tax burden imposed on the Corporation’s products and earnings. A reconciliation to total taxes is shown in Attachment I-a.
This press release also references free cash flow (non-GAAP). Free cash flow is the sum of net cash provided by operating activities and net cash flow used in investing activities. This measure is useful when evaluating cash available for financing activities, including shareholder distributions, after investment in the business. Free cash flow is not meant to be viewed in isolation or as a substitute for net cash provided by operating activities. A reconciliation to net cash provided by operating activities for the 2022 and 2023 periods is shown on page 7.
References to resources or resource base may include quantities of oil and natural gas classified as proved reserves, as well as quantities that are not yet classified as proved reserves, but that are expected to be ultimately recoverable. The term “resource base” or similar terms are not intended to correspond to SEC definitions such as “probable” or “possible” reserves. A reconciliation of production excluding divestments, entitlements, and government mandates to actual production is contained in the Supplement to this release included as Exhibit 99.2 to the Form 8-K filed the same day as this news release.
The term “project” as used in this news release can refer to a variety of different activities and does not necessarily have the same meaning as in any government payment transparency reports. Projects or plans may not reflect investment decisions made by the company. Individual opportunities may advance based on a number of factors, including availability of supportive policy, technology for cost-effective abatement, and alignment with our partners and other stakeholders. The company may refer to these opportunities as projects in external disclosures at various stages throughout their progression.
Government mandates are changes to ExxonMobil’s sustainable production levels as a result of production limits or sanctions imposed by governments.
This press release also references structural cost savings, for more details see page 8.
Reference to Earnings
References to corporate earnings mean net income attributable to ExxonMobil (U.S. GAAP) from the consolidated income statement. Unless otherwise indicated, references to earnings, Upstream, Energy Products, Chemical Products, Specialty Products and Corporate and Financing segment earnings, and earnings per share are ExxonMobil’s share after excluding amounts attributable to noncontrolling interests.
Exxon Mobil Corporation has numerous affiliates, many with names that include ExxonMobil, Exxon, Mobil, Esso, and XTO. For convenience and simplicity, those terms and terms such as Corporation, company, our, we, and its are sometimes used as abbreviated references to specific affiliates or affiliate groups. Similarly, ExxonMobil has business relationships with thousands of customers, suppliers, governments, and others. For convenience and simplicity, words such as venture, joint venture, partnership, co-venturer, and partner are used to indicate business and other relationships involving common activities and interests, and those words may not indicate precise legal relationships. ExxonMobil's ambitions, plans and goals do not guarantee any action or future performance by its affiliates or Exxon Mobil Corporation's responsibility for those affiliates' actions and future performance, each affiliate of which manages its own affairs.
Throughout this press release, both Exhibit 99.1 as well as Exhibit 99.2, due to rounding, numbers presented may not add up precisely to the totals indicated.

.	ATTACHMENT I-a
CONDENSED CONSOLIDATED STATEMENT OF INCOME
(Preliminary)

Dollars in millions (unless otherwise noted)	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenues and other income
Sales and other operating revenue	88,570	106,512	253,009	305,511
Income from equity affiliates	1,457	4,632	5,220	10,858
Other income	733	926	2,009	1,882
Total revenues and other income	90,760	112,070	260,238	318,251
Costs and other deductions
Crude oil and product purchases	53,076	60,197	146,677	178,198
Production and manufacturing expenses	8,696	11,317	26,992	32,244
Selling, general and administrative expenses	2,489	2,324	7,328	7,263
Depreciation and depletion (includes impairments)	4,415	5,642	12,901	18,976
Exploration expenses, including dry holes	338	218	612	677
Non-service pension and postretirement benefit expense	166	154	497	382
Interest expense	169	209	577	591
Other taxes and duties	7,712	6,587	22,496	21,009
Total costs and other deductions	77,061	86,648	218,080	259,340
Income/(Loss) before income taxes	13,699	25,422	42,158	58,911
Income tax expense/(benefit)	4,353	5,224	12,816	14,389
Net income/(loss) including noncontrolling interests	9,346	20,198	29,342	44,522
Net income/(loss) attributable to noncontrolling interests	276	538	962	1,532
Net income/(loss) attributable to ExxonMobil	9,070	19,660	28,380	42,990

OTHER FINANCIAL DATA
Dollars in millions (unless otherwise noted)	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Earnings per common share (U.S. dollars)	2.25	4.68	6.98	10.17
Earnings per common share - assuming dilution (U.S. dollars)	2.25	4.68	6.98	10.17

Dividends on common stock
Total	3,663	3,685	11,102	11,172
Per common share (U.S. dollars)	0.91	0.88	2.73	2.64

Millions of common shares outstanding
Average - assuming dilution	4,025	4,185	4,064	4,227

Taxes
Income taxes	4,353	5,224	12,816	14,389
Total other taxes and duties	8,460	7,473	24,883	23,701
Total taxes	12,813	12,697	37,699	38,090
Sales-based taxes	6,588	6,364	18,901	19,321
Total taxes including sales-based taxes	19,401	19,061	56,600	57,411

ExxonMobil share of income taxes of equity companies	482	2,902	2,215	6,082

.	ATTACHMENT I-b
CONDENSED CONSOLIDATED BALANCE SHEET
(Preliminary)

Dollars in millions (unless otherwise noted)	September 30, 2023	December 31, 2022
ASSETS
Current assets
Cash and cash equivalents	32,944	29,640
Cash and cash equivalents – restricted	29	25
Notes and accounts receivable – net	41,814	41,749
Inventories
Crude oil, products and merchandise	20,052	20,434
Materials and supplies	4,398	4,001
Other current assets	1,905	1,782
Total current assets	101,142	97,631
Investments, advances and long-term receivables	48,066	49,793
Property, plant and equipment – net	205,862	204,692
Other assets, including intangibles – net	17,189	16,951
Total Assets	372,259	369,067

LIABILITIES
Current liabilities
Notes and loans payable	4,743	634
Accounts payable and accrued liabilities	62,257	63,197
Income taxes payable	4,186	5,214
Total current liabilities	71,186	69,045
Long-term debt	36,510	40,559
Postretirement benefits reserves	10,174	10,045
Deferred income tax liabilities	23,912	22,874
Long-term obligations to equity companies	2,076	2,338
Other long-term obligations	20,868	21,733
Total Liabilities	164,726	166,594

EQUITY
Common stock without par value
(9,000 million shares authorized, 8,019 million shares issued)	16,165	15,752
Earnings reinvested	450,138	432,860
Accumulated other comprehensive income	(13,088)	(13,270)
Common stock held in treasury
(4,056 million shares at September 30, 2023, and 3,937 million shares at December 31, 2022)	(253,512)	(240,293)
ExxonMobil share of equity	199,703	195,049
Noncontrolling interests	7,830	7,424
Total Equity	207,533	202,473
Total Liabilities and Equity	372,259	369,067

.	ATTACHMENT I-c
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Preliminary)

Dollars in millions (unless otherwise noted)	Nine Months Ended September 30,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES
Net income/(loss) including noncontrolling interests	29,342	44,522
Depreciation and depletion (includes impairments)	12,901	18,976
Changes in operational working capital, excluding cash and debt	(2,064)	6
All other items – net	1,508	(4,328)
Net cash provided by operating activities	41,687	59,176

CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property, plant and equipment	(15,691)	(12,624)
Proceeds from asset sales and returns of investments	3,058	3,914
Additional investments and advances	(1,141)	(915)
Other investing activities including collection of advances	214	238
Net cash used in investing activities	(13,560)	(9,387)

CASH FLOWS FROM FINANCING ACTIVITIES
Additions to long-term debt ¹	805	55
Reductions in long-term debt	(11)	—
Reductions in short-term debt	(222)	(3,895)
Additions/(Reductions) in debt with three months or less maturity	(283)	1,638
Contingent consideration payments	(68)	(58)
Cash dividends to ExxonMobil shareholders	(11,102)	(11,172)
Cash dividends to noncontrolling interests	(511)	(191)
Changes in noncontrolling interests	(258)	(1,074)
Common stock acquired	(13,092)	(10,480)
Net cash provided by (used in) financing activities	(24,742)	(25,177)
Effects of exchange rate changes on cash	(77)	(950)
Increase/(Decrease) in cash and cash equivalents	3,308	23,662
Cash and cash equivalents at beginning of period	29,665	6,802
Cash and cash equivalents at end of period	32,973	30,464

[1] Includes $568 million issued to facilitate the sale of an entity where the buyer assumed the debt upon closing; no longer on the Condensed Consolidated Balance Sheet at the end of the third quarter 2023.

.	ATTACHMENT II-a
KEY FIGURES: IDENTIFIED ITEMS

3Q23	2Q23	3Q22	Dollars in millions (unless otherwise noted)	YTD 2023	YTD 2022
9,070	7,880	19,660	Earnings/(Loss) (U.S. GAAP)	28,380	42,990

			Identified Items
—	—	(697)	Impairments	—	(3,672)
—	—	587	Gain/(Loss) on sale of assets	—	886
(47)	6	324	Tax-related items	(229)	324
—	—	764	Other	—	386
(47)	6	978	Total Identified Items	(229)	(2,076)

9,117	7,874	18,682	Earnings/(Loss) Excluding Identified Items (non-GAAP)	28,609	45,066

3Q23	2Q23	3Q22	Dollars per common share	YTD 2023	YTD 2022
2.25	1.94	4.68	Earnings/(Loss) Per Common Share ¹ (U.S. GAAP)	6.98	10.17

			Identified Items Per Common Share ¹
—	—	(0.16)	Impairments	—	(0.87)
—	—	0.14	Gain/(Loss) on sale of assets	—	0.21
(0.01)	0.00	0.08	Tax-related items	(0.06)	0.08
—	—	0.18	Other	—	0.09
(0.01)	0.00	0.23	Total Identified Items Per Common Share ¹	(0.06)	(0.49)

2.27	1.94	4.45	Earnings/(Loss) Excl. Identified Items Per Common Share ¹ (non-GAAP)	7.04	10.66

¹ Assuming dilution.

.	ATTACHMENT II-b
KEY FIGURES: IDENTIFIED ITEMS BY SEGMENT

Third Quarter 2023	Upstream		Energy Products		Chemical Products		Specialty Products		Corporate & Financing	Total
Dollars in millions (unless otherwise noted)	U.S.	Non-U.S.	U.S.	Non-U.S.	U.S.	Non-U.S.	U.S.	Non-U.S.
Earnings/(Loss) (U.S. GAAP)	1,566	4,559	1,356	1,086	338	(89)	326	293	(365)	9,070

Identified Items
Tax-related items	—	(14)	—	(33)	—	—	—	—	—	(47)
Total Identified Items	—	(14)	—	(33)	—	—	—	—	—	(47)

Earnings/(Loss) Excl. Identified Items (non-GAAP)	1,566	4,573	1,356	1,119	338	(89)	326	293	(365)	9,117

Second Quarter 2023	Upstream		Energy Products		Chemical Products		Specialty Products		Corporate & Financing	Total
Dollars in millions (unless otherwise noted)	U.S.	Non-U.S.	U.S.	Non-U.S.	U.S.	Non-U.S.	U.S.	Non-U.S.
Earnings/(Loss) (U.S. GAAP)	920	3,657	1,528	782	486	342	373	298	(506)	7,880

Identified Items
Tax-related items	—	(12)	—	18	—	—	—	—	—	6
Total Identified Items	—	(12)	—	18	—	—	—	—	—	6

Earnings/(Loss) Excl. Identified Items (non-GAAP)	920	3,669	1,528	764	486	342	373	298	(506)	7,874

Third Quarter 2022	Upstream		Energy Products		Chemical Products		Specialty Products		Corporate & Financing	Total
Dollars in millions (unless otherwise noted)	U.S.	Non-U.S.	U.S.	Non-U.S.	U.S.	Non-U.S.	U.S.	Non-U.S.
Earnings/(Loss) (U.S. GAAP)	3,110	9,309	3,008	2,811	635	177	306	456	(152)	19,660

Identified Items
Impairments	—	(697)	—	—	—	—	—	—	—	(697)
Gain/(Loss) on sale of assets	—	587	—	—	—	—	—	—	—	587
Tax-related items	—	—	—	—	—	—	—	—	324	324
Other	—	688	—	—	—	—	—	—	76	764
Total Identified Items	—	578	—	—	—	—	—	—	400	978

Earnings/(Loss) Excl. Identified Items (non-GAAP)	3,110	8,731	3,008	2,811	635	177	306	456	(552)	18,682

YTD 2023	Upstream		Energy Products		Chemical Products		Specialty Products		Corporate & Financing	Total
Dollars in millions (unless otherwise noted)	U.S.	Non-U.S.	U.S.	Non-U.S.	U.S.	Non-U.S.	U.S.	Non-U.S.
Earnings/(Loss) (U.S. GAAP)	4,118	13,041	4,794	4,141	1,148	300	1,150	914	(1,226)	28,380

Identified Items
Tax-related items	—	(184)	—	(45)	—	—	—	—	—	(229)
Total Identified Items	—	(184)	—	(45)	—	—	—	—	—	(229)

Earnings/(Loss) Excl. Identified Items (non-GAAP)	4,118	13,225	4,794	4,186	1,148	300	1,150	914	(1,226)	28,609

YTD 2022	Upstream		Energy Products		Chemical Products		Specialty Products		Corporate & Financing	Total
Dollars in millions (unless otherwise noted)	U.S.	Non-U.S.	U.S.	Non-U.S.	U.S.	Non-U.S.	U.S.	Non-U.S.
Earnings/(Loss) (U.S. GAAP)	9,235	19,043	6,152	4,744	2,030	1,263	784	871	(1,132)	42,990

Identified Items
Impairments	—	(3,574)	—	—	—	—	—	—	(98)	(3,672)
Gain/(Loss) on sale of assets	299	587	—	—	—	—	—	—	—	886
Tax-related items	—	—	—	—	—	—	—	—	324	324
Other	—	310	—	—	—	—	—	—	76	386
Total Identified Items	299	(2,677)	—	—	—	—	—	—	302	(2,076)

Earnings/(Loss) Excl. Identified Items (non-GAAP)	8,936	21,720	6,152	4,744	2,030	1,263	784	871	(1,434)	45,066

.	ATTACHMENT III
KEY FIGURES: UPSTREAM VOLUMES

3Q23	2Q23	3Q22	Net production of crude oil, natural gas liquids, bitumen and synthetic oil, thousand barrels per day (kbd)	YTD 2023	YTD 2022
756	785	783	United States	787	771
655	618	641	Canada/Other Americas	648	558
4	4	4	Europe	4	4
229	206	249	Africa	218	243
713	702	666	Asia	721	698
40	38	46	Australia/Oceania	37	44
2,397	2,353	2,389	Worldwide	2,415	2,318

3Q23	2Q23	3Q22	Net natural gas production available for sale, million cubic feet per day (mcfd)	YTD 2023	YTD 2022
2,271	2,346	2,351	United States	2,328	2,607
94	97	158	Canada/Other Americas	96	175
368	375	541	Europe	429	711
129	86	70	Africa	116	65
3,528	3,350	3,304	Asia	3,491	3,321
1,358	1,275	1,539	Australia/Oceania	1,303	1,460
7,748	7,529	7,963	Worldwide	7,763	8,339

3,688	3,608	3,716	Oil-equivalent production (koebd)¹	3,709	3,708

[1] Natural gas is converted to an oil-equivalent basis at six million cubic feet per one thousand barrels.

.	ATTACHMENT IV
KEY FIGURES: MANUFACTURING THROUGHPUT AND SALES

3Q23	2Q23	3Q22	Refinery throughput, thousand barrels per day (kbd)	YTD 2023	YTD 2022
1,868	1,944	1,742	United States	1,819	1,705
415	388	426	Canada	407	413
1,251	1,209	1,253	Europe	1,217	1,204
517	463	557	Asia Pacific	515	542
164	169	187	Other	171	182
4,215	4,173	4,165	Worldwide	4,129	4,046

3Q23	2Q23	3Q22	Energy Products sales, thousand barrels per day (kbd)	YTD 2023	YTD 2022
2,626	2,743	2,479	United States	2,610	2,399
2,925	2,916	3,058	Non-U.S.	2,887	2,922
5,551	5,658	5,537	Worldwide	5,496	5,321

2,316	2,401	2,335	Gasolines, naphthas	2,299	2,220
1,834	1,842	1,818	Heating oils, kerosene, diesel	1,815	1,766
358	344	365	Aviation fuels	338	335
229	228	252	Heavy fuels	224	243
814	844	767	Other energy products	820	758
5,551	5,658	5,537	Worldwide	5,496	5,321

3Q23	2Q23	3Q22	Chemical Products sales, thousand metric tons (kt)	YTD 2023	YTD 2022
1,750	1,725	1,658	United States	5,036	5,688
3,358	3,124	3,023	Non-U.S.	9,570	8,821
5,108	4,849	4,680	Worldwide	14,606	14,509

3Q23	2Q23	3Q22	Specialty Products sales, thousand metric tons (kt)	YTD 2023	YTD 2022
498	514	483	United States	1,489	1,594
1,414	1,391	1,434	Non-U.S.	4,268	4,430
1,912	1,905	1,917	Worldwide	5,758	6,024

.	ATTACHMENT V
KEY FIGURES: CAPITAL AND EXPLORATION EXPENDITURES

3Q23	2Q23	3Q22	Dollars in millions (unless otherwise noted)	YTD 2023	YTD 2022
			Upstream
2,241	2,206	1,837	United States	6,555	4,850
2,560	2,403	2,244	Non-U.S.	7,436	6,737
4,801	4,609	4,081	Total	13,991	11,587

			Energy Products
261	349	316	United States	968	1,008
386	382	274	Non-U.S.	1,095	654
647	731	590	Total	2,063	1,662

			Chemical Products
103	152	310	United States	540	791
268	507	644	Non-U.S.	1,321	1,018
371	659	954	Total	1,861	1,809

			Specialty Products
16	14	15	United States	41	34
95	89	72	Non-U.S.	264	132
111	103	87	Total	305	166

			Other
92	64	16	Other	348	17

6,022	6,166	5,728	Worldwide	18,568	15,241

CASH CAPITAL EXPENDITURES

3Q23	2Q23	3Q22	Dollars in millions (unless otherwise noted)	YTD 2023	YTD 2022
4,920	5,359	4,876	Additions to property, plant and equipment	15,691	12,624
276	284	184	Net investments and advances	927	677
5,196	5,643	5,060	Total Cash Capital Expenditures	16,618	13,301

.	ATTACHMENT VI
KEY FIGURES: YEAR-TO-DATE EARNINGS/(LOSS)

Results Summary

3Q23	2Q23	Change vs 2Q23	3Q22	Change vs 3Q22	Dollars in millions (except per share data)	YTD 2023	YTD 2022	Change vs YTD 2022
9,070	7,880	+1,190	19,660	-10,590	Earnings (U.S. GAAP)	28,380	42,990	-14,610
9,117	7,874	+1,243	18,682	-9,565	Earnings Excluding Identified Items (non-GAAP)	28,609	45,066	-16,457

2.25	1.94	+0.31	4.68	-2.43	Earnings Per Common Share ¹	6.98	10.17	-3.19
2.27	1.94	+0.33	4.45	-2.18	Earnings Excl. Identified Items Per Common Share ¹	7.04	10.66	-3.62

6,022	6,166	-144	5,728	+294	Capital and Exploration Expenditures	18,568	15,241	+3,327

¹ Assuming dilution.

Year-to-date Factor Analysis

.	ATTACHMENT VII
KEY FIGURES: EARNINGS/(LOSS) BY QUARTER

Dollars in millions (unless otherwise noted)	2023	2022	2021	2020	2019
First Quarter	11,430	5,480	2,730	(610)	2,350
Second Quarter	7,880	17,850	4,690	(1,080)	3,130
Third Quarter	9,070	19,660	6,750	(680)	3,170
Fourth Quarter	—	12,750	8,870	(20,070)	5,690
Full Year	—	55,740	23,040	(22,440)	14,340

Dollars per common share ¹	2023	2022	2021	2020	2019
First Quarter	2.79	1.28	0.64	(0.14)	0.55
Second Quarter	1.94	4.21	1.10	(0.26)	0.73
Third Quarter	2.25	4.68	1.57	(0.15)	0.75
Fourth Quarter	—	3.09	2.08	(4.70)	1.33
Full Year	—	13.26	5.39	(5.25)	3.36

[1] Computed using the average number of shares outstanding during each period; assuming dilution.